UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2018

BIOHITECH GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

In a series of transactions, on February 2, 2018, BioHiTech Global, Inc. (the “Registrant”) in connection with its $5 million gross proceeds financing with Michaelson Capital Special Finance Fund II, L.P. (“MCSFF”)(as reported in the Registrant’s Current Report on Form 8-K filed on February 6, 2016), the registrant utilized a portion of the proceeds to pay off, in-full, and close out a line of credit with Comerica Bank (“Comerica”). Also in connection with and in accordance with the MCSFF financing, on February 2, 2018, the Registrant’s subsidiary, BHT Financial, LLC (“BHTF”) entered into a new Credit Agreement (the “Credit Agreement”) and a Master Revolving Note (the “Note”) with Comerica that provides for a facility of up to $1,000,000, secured by the assets of BHTF. The Note carries interest at the rate of 3%, plus either the Comerica prime rate or a LIBOR-based rate, and matures on January 1, 2020. Further, the Registrant’s Chief Executive Officer, Frank E. Celli and James C Chambers, a director, guaranteed BHTF’s obligations to Comerica. The Credit Agreement and Note contain customary provisions, including representations, warranties, and closed upon the satisfaction of customary closing conditions. The Registrant did not issue any securities to Comerica in connection with the debt.

The foregoing description of the terms and conditions of the Credit Agreement and the Note is only a summary and is qualified in its entirety by the full text of the Credit Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Also on, February 2, 2018, in connection with and as a condition precedent to the closing of the MCSFF Financing, all of the holders (the “Holders”) of the Registrant’s Series C Original Issue Discount Convertible Promissory Notes (the “Series C Notes”, respectively) agreed to amend the Series C Notes to change the maturity date from May 24, 2018 to May 24, 2019. The Series C Notes were also amended to provide for a mandatory conversion of the outstanding and unpaid principal amount of the Series C Notes upon the Registrant’s listing on the Nasdaq stock market or the NYSE American into shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”). In consideration for the amendment, the Registrant issued the Holders additional warrants (the “Warrants”) to purchase a number of shares of Common Stock equal to 10% of the number of shares such Series C Note is convertible into at an exercise price of $4.50 per share of Common Stock and expiring in five (5) years.

The foregoing description of the terms and conditions of amendment of the Series C Notes is only a summary and is qualified in its entirety by the full text of the First Amendment to the Series C Notes, and the Common Stock Purchase Warrant, copies of the filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, and which are incorporated herein by reference.

On February 8, 2018, the Registrant issued a press release announcing the transaction with Comerica. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The Warrants described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

10.1	BHT Financial, LLC – Comerica Bank Credit Agreement
10.2	BHT Financial, LLC – Comerica Bank Master Revolving Note
10.3	Form of First Amendment to Original Issue Discount Convertible Promissory Note
10.4	Common Stock Purchase Warrant
99.1	Press Release dated January 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2018	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer